Exhibit 99.2

FOR IMMEDIATE RELEASE

Company Contacts: Nuvectra Corporation Walter Berger, Chief Financial Officer (972) 668-4106 wberger@nuvectramed.com Jennifer Armstrong, Media Relations (214) 618-4823 jarmstrong@nuvectramed.com	Investor Contacts: The Ruth Group Nick Laudico (646) 536-7030 nlaudico@theruthgroup.com Zack Zubow (646) 536-7020 zkubow@theruthgroup.com

NUVECTRA CORPORATION BEGINS TRADING ON NASDAQ

Spin-off from Greatbatch creates new stand-alone neurostimulation company

Plano, Texas, March 14, 2016 – Nuvectra Corporation (NASDAQ: NVTR), formerly QIG Group, LLC, announced today the completion of its spin-off from Greatbatch, Inc. (NYSE: GB) into an independent, publicly-traded neurostimulation medical device company. Nuvectra shares commenced “regular way” trading today on the NASDAQ Global Market (NASDAQ) under the symbol “NVTR”.

The spinoff was accomplished by the distribution of all shares of Nuvectra’s common stock to Greatbatch’s stockholders on the basis of one share of Nuvectra common stock for every three shares of Greatbatch common stock held on March 7, 2016, the record date of the distribution.

“Today marks the beginning of an exciting new chapter for our company,” said Scott F. Drees, Chief Executive Officer of Nuvectra. “I would like to thank all of our employees for their hard work and dedication that prepared us to become an independent public company. With the spin behind us, we will focus our efforts on the U.S. launch of our proprietary Algovita® Spinal Cord Stimulation system. Algovita is a powerful, versatile, patient-centric system designed to provide broad and flexible pain control, while fitting into a patient’s everyday lifestyle.”

The Algovita system has been available in Europe since late 2014 and received U.S. Food and Drug Administration (FDA) approval in November 2015. In addition, Nuvectra will continue development of its innovative proprietary technology platform for additional indications, including sacral nerve stimulation and deep brain stimulation.

Nuvectra’s Board of Directors is chaired by Joseph Miller, PhD, former Director and Chair of the Technology, Strategy and Investment Committee for Greatbatch, Inc. Dr. Miller retired in April 2012 as Executive Vice President and Chief Technology Officer for Corning Inc., a position in which he had served since 2001.

“The Nuvectra board is excited to support the creation of a new public company in the neurostimulation space, which represents a large and growing market opportunity,” said Dr. Miller. “Being a stand-alone company will allow Nuvectra to better focus on the needs of its clinician and patient customers.”

The new company is headquartered in Plano, Texas with additional locations in Denver, Minneapolis and Ann Arbor. For more information about Nuvectra, its management team and board of directors, and the Algovita Spinal Cord Stimulation system, visit www.nuvectramed.com.

About Nuvectra Corporation
Nuvectra™ is a neurostimulation company committed to helping physicians improve the lives of people with chronic neurological conditions. The Algovita® Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other neurological indications such as sacral nerve stimulation (SNS), and deep brain stimulation (DBS). In addition, our NeuroNexus subsidiary designs, manufactures and markets leading-edge neural-interface technologies for the neuroscience clinical research market. Visit the Nuvectra website at www.nuvectramed.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) the timing of the commercial launch of Algovita in the United States; (ii) our ability to successfully commercialize Algovita and develop and commercialize enhancements to Algovita; (iii) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (iv) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (v) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (vi) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements; (vii) our ability to successfully build an effective commercial infrastructure and sales force in the United States; (viii) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; and (ix) any product recalls or the receipt of any warning letters from any governmental or regulatory agency. Please see the sections entitled “Cautionary Statement Concerning Forward-Looking Statements" and “Risk Factors” in Nuvectra’s Registration Statement on Form 10 for a description of these and other risks and uncertainties. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.